GREAT WESTERN BANCORP, INC.
ATTN: DON STRAKA
225 S. MAIN AVE., P.O. BOX 2345
SIOUX FALLS, SD 57104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on January 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GWB2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on January 18, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64034-S35503 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GREAT WESTERN BANCORP, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 15, 2021, by and between Great Western Bancorp, Inc. ("Great Western") and First Interstate BancSystem, Inc. (as amended from time to time) (the "Great Western merger proposal").	☐	☐	☐
2.	Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Great Western's named executive officers that is based on or otherwise relates to the merger (the "Great Western compensation proposal").	☐	☐	☐
3.	Proposal to adjourn or postpone the Great Western special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Great Western merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Great Western common stock (the "Great Western adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D64035-S35503

GREAT WESTERN BANCORP, INC.
Special Meeting of Stockholders
January 19, 2022 4:30 P.M. CT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Mark Borrecco and Donald Straka, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Great Western Bancorp, Inc. that the undersigned stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at 4:30 p.m. Central Time on Wednesday, January 19, 2022 (the "Special Meeting"), via the Internet at www.virtualshareholdermeeting.com/GWB2022SM and any adjournment or postponement thereof. The undersigned stockholder(s) hereby revokes any proxy or proxies previously given with respect to the Special Meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder(s). **Unless contrary direction is given, this proxy will be voted FOR the Great Western merger proposal, FOR the Great Western compensation proposal and FOR the Great Western adjournment proposal**. The undersigned stockholder(s) may revoke this proxy at any time before it is voted by submitting a written notice of revocation to Great Western's corporate secretary, granting a subsequently dated proxy, re-voting by telephone or the Internet at a later time, before 11:59 p.m., Eastern Time, on Tuesday, January 18, 2022, or attending virtually and voting at the Special Meeting via the Special Meeting website. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus.

Please sign and return the proxy card promptly in the enclosed envelope.